Exhibit 2.1

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of June 21, 2017, by and among Terra Firma Merger Parent, L.P. (the “Parent”), Terra Firma Merger Sub, L.P. (“Merger Sub”) and Forestar Group Inc. (the “Company” and together with the Parent and the Merger Sub, the “Parties”).

RECITALS:

WHEREAS, Parent, Merger Sub and the Company are party to that certain Agreement and Plan of Merger, dated as of April 13, 2017 (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”);

WHEREAS, pursuant to Section 8.3 of the Merger Agreement, the Merger Agreement may be amended only by written agreement signed by the Parties; and

WHEREAS, the Parties desire to amend the Merger Agreement.

NOW, THEREFORE, the Parties agree as follows:

SECTION 1.          Amendment to Merger Agreement.

(a)           Section 3.1(a) of the Merger Agreement is hereby amended by amending and restating the definition of “Merger Consideration” to replace “$14.25” with “$15.50.”

SECTION 2.          Miscellaneous.

(a)           Effect of Amendment.  Except to the extent the Merger Agreement is modified by this Amendment, the remaining terms and conditions of the Merger Agreement shall remain un-waived and unmodified and in full force and effect.

(b)           Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the Laws (as defined in the Merger Agreement) that might otherwise govern under applicable principles of conflict of laws thereof.

(c)           Counterparts.  This Amendment may be executed in two or more counterparts (including by facsimile or other electronic method), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

PARENT:

TERRA FIRMA MERGER PARENT, L.P.

By:	/s/ David Baker
Name:	David Baker
Title:	Vice President

MERGER SUB:

TERRA FIRMA MERGER SUB, L.P.

By:	/s/ David Baker
Name:	David Baker
Title:	Vice President

COMPANY:

FORESTAR GROUP INC.

By:	/s/ Phillip J. Weber
Name:	Phillip J. Weber
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]